UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 5, 2021
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

On August 5, 2021, the board of directors (the “Board”) of 8x8, Inc. (the "Company") appointed Alison Gleeson to the Board. Ms. Gleeson’s initial term will expire at the 2022 annual meeting of stockholders (the "2022 Annual Meeting"), concurrently with the terms of the other members of the Board.

In connection with her appointment to the Board, Ms. Gleeson will be granted two awards of restricted stock units ("RSUs"), in accordance with the Company's non-employee director compensation policy. Under that policy, Ms. Gleeson, as a new non-employee director of the Board, will receive on August 5, 2021: (a) an RSU award with a value of $175,000, vesting in full on the earlier of the date of the 2022 Annual Meeting of stockholders or the first anniversary of grant, subject in each case to her continued service on the Board; and (b) an RSU award with a value of $100,000, vesting in two equal installments on the first and second anniversaries of the date of grant, subject to her continued service.

Ms. Gleeson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2021

8x8, Inc.

By: /s/ MATTHEW ZINN
Matthew Zinn
Chief Legal Officer & Corporate Secretary